CONSULTANT AGREEMENT

      THIS AGREEMENT is made by and between Xact Aid., a Nevada corporation ("Company") located at 5655 Lindero Canyon Road, Suite 106, Westlake Village, CA 91362 and Fred De Luca ("Consultant") located at 4632 Lemona Ave., Sherman Oaks, CA 91403.

      In consideration of the mutual covenants and promises contained in this Agreement as set forth below, the Company and the Consultant agree as follows:

      Section 1. Description of Work. The services provided by the Consultant shall be provided on an as-needed basis. Consultant's services shall be performed exclusively by Consultant, who shall report directly to the Board of Directors of the Company and shall include advisory services related to legal matters and contract administration, as may be requested by the Company.

      Section 2. Term. This Agreement will become effective on October 15, 2004 and will continue for a period of Thirty Six (36) months unless terminated as hereinafter set forth.

      Section 3. Compensation. The Company shall compensate the Consultant as follows:

      (a)   Cash:

                  The Company shall pay the Consultant Five Thousand Dollars
            ($5,000) per month ("Compensation"), payable in installments of $2,500 on the fifteenth (15th) and thirtieth (30th) day of each month ("Installments") commencing October 15, 2004. On or after February 1, 2005, upon mutual consent of Consultant and Company, the Compensation may be paid in full or in part in the form of net equivalent non-restricted unrestricted (S-8) shares of the Company's common stock, previously registered pursuant to the Company's Incentive Equity Stock Plan (the "Shares"). In order to determine the number of Shares, the conversion price will be equal to Eighty percent (80%) of the lowest five day average day-trading price for the trailing twenty days preceding the date such Compensation payment is due. The above consent shall apply to each of the Installments separately, and if Consultant does not consent to receiving Payment in Shares, it shall in no way effect Consultant's right to receive such Installment in cash; and

      (b)   Warrant Issuance:

                  Warrants: Effective upon the date of this Agreement, the
            Company shall issue and deliver to Consultant a five-year Warrant to purchase 150,000 shares (the "Warrant") of the Company's common stock (the "Warrant Shares"), which shall include provisions for cashless exercise. The exercise price for the Warrant Shares shall be $0.25 per share ("Exercise Price"). The Warrants shall be issued and shall fully vest on the date of issuance. The number and character of such Warrant Shares and the related Exercise Price are subject to adjustment as provided therein. A form of the Warrant is attached hereto as Exhibit A.

      Section 4. Incentive Stock Options. The Company may issue incentive stock options to Consultant pursuant to the Company's Incentive Equity Stock Plan at the discretion of, and in an amount to be determined by, the Board of Directors ("Incentive Stock Options"). The Incentive Stock Options, if any, shall be payable annually no later than the fifteenth (15th) day of the third month following the end of the Company's fiscal year fair market price of the Company's stock on the last day of the Company's fiscal year. The Incentive Stock Options shall vest immediately and shall terminate five years from the date of grant. Consultant may exercise the Incentive Stock Options, at its sole and absolute discretion, by providing the Company with written notice accompanied by (1) cash or a cashier's check in an amount equal to the product of the Incentive Stock Option exercise price and the number of shares Consultant desires to purchase pursuant to this provision; or (2) by a cashless exercise whereby Consultant receives the net amount of shares after deducting the value of the exercise price.

      Section 5. Expenses. The Company shall reimburse Consultant for cellular telephone charges incurred by the Consultant directly related to the performance of services under this Agreement. In addition, commencing with the date of this Agreement, Company shall reimburse Consultant for certain business expenses, including but not limited to airfare, rental cars, lodging and meals incurred by Consultant directly related to the performance of services under this Agreement, which shall require the prior approval of Company.

      Payment of all expenses shall be made 15 days from the date of receipt by the Company of the Consultant's expense report, including appropriate supporting receipts itemizing such expenses.

      Section 6. Place of Work. The Consultant's services will be rendered at the corporate office of the Company, and/or at Consultant's office and from time to time at such other places as designated by the Company.

      Section 7. Status of Consultant. This Agreement calls for the performance of the services of the Consultant as an independent contractor and the Consultant will not be considered an employee of the Company for any purpose whatsoever.

      Section 8. Time Devoted to Work. The Consultant will have complete control over the manner and disposition of the services provided and the time spent in the performance of the services. The Company will rely upon the experience and discretion of the Consultant to devote sufficient time and energy necessary to fulfill the purpose of this Agreement.

      Section 9. Confidentiality. The Consultant agrees that (a) all knowledge and information that the Consultant may receive from the Company in any manner whatsoever relating to inventions, products, processes, machinery, apparatus, prices, customer lists, discounts, costs, business affairs, future plans, or technical data that belong to the Company and (b) all information provided by the Consultant to the Company in reports, together with any other information acquired as a direct result of Agreement, shall for all time and for all purposes be regarded by the Consultant as strictly confidential and held by the Consultant in confidence and solely for the Company's benefit and use. Such knowledge and information shall not be used by the Consultant nor disclosed by the Consultant to any party whatsoever except to the Company or with the Company's prior written permission.

      Section 10. Consultant Representations. The Consultant represents and warrants that the duty to perform the services required under this Agreement without violation of any obligations to others, and that the Consultant has the duty to disclose to the Company all information transmitted to the Consultant in the performance of services under this Agreement. The Consultant agrees that any information submitted to the Company, whether patentable or not, may be utilized fully and freely by the Company.

      Section 11. Injuries to Consultant. The Consultant waives any rights to recover from the Company for any injuries that the Consultant may sustain while performing services under this Agreement if such injuries are a result of the Consultant's own negligence.

      Section 12. Indemnification. The Consultant shall be responsible for, and shall reimburse the Company for, all loss or damage to the Company's property, property of third parties, or personal injury caused by the acts or omissions of the Consultant, its agents, or employees during the term of this Agreement. The Company shall indemnify Consultant as provided in the Delaware General Corporations Code, Company's Charter or Bylaws in effect at the commencement of this Agreement. The scope of indemnification to which Consultant is entitled shall not be diminished, but may be expanded by the Company, by amendment of the Company's Bylaws, Articles of Incorporation or otherwise.

      Section 13. Termination of Agreement. Either party may terminate this Agreement upon a breach of a substantial nature of any provision of this Agreement.

Upon termination of this Agreement, the Consultant shall return to the Company all written information, drawings, models, and other materials or files supplied to the Consultant or created by the Consultant at the expense of the Company.

      Section 14. Effect of Partial Invalidity. The invalidity of any portion of this Agreement shall not affect the validity of any other provision. In the event that any provision of this Agreement is held to be invalid, the parties agree that the remaining provisions shall remain in full force and effect.

      Section 15. Entire Agreement. This Agreement contains the complete Agreement between the parties and shall supersede all other agreements, either oral or written, between the parties. The parties stipulate that neither of them has made any representations except as are specifically set forth in this Agreement and each of the parties acknowledges that they have relied on their own judgment in entering into this Agreement.

      Section 16. Assignment. Neither party to this Agreement may assign their rights under this Agreement unless the other party so consents to the assignment in writing.

      Section 17. Notices. All notices, requests, demands, and other communications shall be in writing and shall be given by registered or certified mail, postage prepaid, to the addresses shown on the first page of this Agreement, or to such subsequent addresses as the parties shall so designate in writing.

      Section 18. Attorney's Fees. If any action at law or in equity, including and action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorney's fees as determined by the court in the same action.

      Section 19. Amendment. Any modifications, amendment or change of this Agreement will be effective only if it is in a writing signed by both parties.

      Section 20. Governing Law. This Agreement, and all transactions contemplated by this Agreement, shall be governed by, construed, and enforced in accordance with the laws of the State of California.

      Section 21. Headings. The titles to the paragraphs of this Agreement are solely for the convenience of the parties and shall not affect in any way the meaning 01 interpretation of this Agreement.

                             SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties have executed this Agreement on this 15th day of October, 2004.

CONSULTANT:                              COMPANY:

Fred De Luca                             Xact Aid, Inc.


BY:________________________________      BY:____________________________________
   Fred De Luca                             Federico G. Cabo, C.E.O.

                                    EXHIBIT A

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO XACT AID, INC. INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                                Right to Purchase 150,000 Shares of Common Stock
                       Xact Aid, Inc. (subject to adjustment as provided herein)

                          COMMON STOCK PURCHASE WARRANT

Issue Date:  October 15, 2004

      XACT AID, INC., a corporation organized under the laws of the State of Delaware (the "Company"), hereby certifies that, for value received, FRED DELUCA, or assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., New York time, through five (5) years after such date (the "Expiration Date"), up to 150,000 fully paid and nonassessable shares of Common Stock (as hereinafter defined), no par value, of the Company, at the Exercise Price (as defined below). The number and character of such shares of Common Stock and the Exercise Price are subject to adjustment as provided herein.

      As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

      (a) The term "Company" shall include Xact Aid, Inc. and any corporation which shall succeed or assume the obligations of Xacrt Aid, Inc. hereunder.

      (b) The term "Common Stock" includes (a) the Company's Common Stock, par value $.001 per share, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

      (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

      (d) The term "Exercise Price" shall be $0.25 per share.

      1.    Exercise of Warrant.

                  1.1. Number of Shares Issuable upon Exercise. From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of the exercise notice attached hereto as Exhibit A (the "Exercise Notice"), shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

                  1.2. Fair Market Value. Fair Market Value of a share of Common
            Stock as of a particular date (the "Determination Date") shall mean:

                        (a) If the Company's Common Stock is traded on an
                  exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market or the NASDAQ SmallCap Market, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

                        (b) If the Company's Common Stock is not traded on an
                  exchange or on the NASDAQ National Market or the NASDAQ SmallCap Market but is traded on the NASD OTC Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

                        (c) Except as provided in clause (d) below, if the
                  Company's Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

                        (d) If the Determination Date is the date of a
                  liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of the Warrant are outstanding at the Determination Date.

      2.    Procedure for Exercise.

            2.1 Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 3 business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

            2.2. Exercise.

                        (a) Payment may be made either in (i) cash or by
                  certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, (ii) by delivery of the Warrant, Common Stock and/or Common Stock receivable upon exercise of the Warrant in accordance with Section (b) below, or (iii) by a combination of any of the foregoing methods, for the number of Common Shares specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

                        (b) Notwithstanding any provisions herein to the
                  contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                                            X=Y (A-B)
                                                 ---

                         A

                        Where X= the number of shares of Common Stock to be issued to the Holder

                        Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

                        A= the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation)

                        B= Exercise Price (as adjusted to the date of such calculation)

      3.    Adjustment for Reorganization, Consolidation, Merger, etc.

            3.1. Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in
      Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

            3.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Warrant after the effective date of such dissolution pursuant to
      Section 3.1 to a bank or trust company having its principal office in New York, NY, as trustee for the Holder of the Warrant.

            3.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the holders of the Warrant be delivered to the Trustee as contemplated by Section 3.2.

            4. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be increased to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise.

            5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder of the Warrant and any Warrant agent of the Company (appointed pursuant to Section 11 hereof).

            6. Reservation of Stock, etc. Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.

            7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor") with respect to any or all of the Shares. On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, a legal opinion from the Transferor's counsel that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

            8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

            9. Warrant Agent. The Company may, by written notice to the each holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to
      Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

            10. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

            11. Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company.

            12. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

            13. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the laws of State of California without regard to principles of conflicts of laws. Any action brought concerning the transactions contemplated by this Warrant shall be brought only in the state courts of California or in the federal courts located in the state of Calfiornia; provided, however, that the Holder may choose to waive this provision and bring an action outside the state of California. The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Company has executed this Warrant under seal as of the date first written above.

                                         XACT AID, INC.


                                         By:____________________________________

Witness:

-----------------------------------

                                                                       Exhibit A

                              FORM OF SUBSCRIPTION

                   (To be signed only on exercise of Warrant)

      TO: Xact Aid, Inc.

      The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

      ___ ________ shares of the Common Stock covered by such Warrant; or

      ___ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

      The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

      ___ $__________ in lawful money of the United States; and/or

      ___ the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

      ___ the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchaseable pursuant to the cashless exercise procedure set forth in Section 2.

      The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ____________________ whose address is

      The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an exemption from registration under the Securities Act.

      Dated:___________________


____________________________________
(Signature must conform to name of
holder as specified on the face of
the Warrant)


____________________________________
(Address)


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